Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 174	Trade Date: 1/18/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003) The date of this Pricing Supplement is January 18, 2005	Issue Date: 1/21/2005

CUSIP or Common Code:	41013NJQ2	41013NJR0	41013NJS8	41013NJT6
Price to Public:	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$337,000.00	$619,000.00	$30,000.00	$364,000.00
Proceeds to Issuer:	$334,893.75	$614,048.00	$29,700.00	$359,450.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.250%
Reallowance:	0.150%	0.150%	0.150%	0.200%
Dealer:	99.550%	99.375%	99.250%	99.000%
Maturity Date:	1/15/2008	1/15/2009	1/15/2010	1/15/2012
Stated Annual Interest Rate:	3.400%	3.600%	3.800%	4.050%
Interest Payment Frequency:	Semi	Semi	Semi	Monthly
First Payment Date:	7/15/2005	7/15/2005	7/15/2005	2/15/2005
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A
Original Issue Discount[1]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 174	Trade Date: 1/18/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003) The date of this Pricing Supplement is January 18, 2005	Issue Date: 1/21/2005

CUSIP or Common Code:	41013NJU3	41013NJV1	41013NJW9	41013NJY5
Price to Public:	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$85,000.00	$447,000.00	$0.00	$735,000.00
Proceeds to Issuer:	$83,810.00	$440,742.00	$0.00	$716,625.00
Discounts and Commissions:	1.400%	1.400%	1.500%	2.500%
Reallowance:	0.200%	0.200%	0.200%	0.350%
Dealer:	98.900%	98.900%	98.800%	97.900%
Maturity Date:	1/15/2013	1/15/2013	1/15/2015	1/15/2030
Stated Annual Interest Rate:	4.200%	Step: 3.350% through 7/14/2007, and 6.000% thereafter (unless called)	4.450%	5.300%
Interest Payment Frequency:	Semi	Monthly	Semi	Semi
First Payment Date:	7/15/2005	2/15/2005	7/15/2005	7/15/2005
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	Yes	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	7/15/2007 Callable one time only at 100% on call date above with 30 days notice.	N/A	1/15/2010 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.